Exhibit 10.18

COLUMBIA BANKING SYSTEM, INC.

COLUMBIA STATE BANK

401 Plus Plan

Recitals

A.	Columbia Banking System, Inc. (the “Company”) has entered into a deferred compensation arrangement with certain of its directors and a select group of senior management and highly compensated employees.

B.	The Company wishes to memorialize in a written plan document the terms of such arrangement.

Plan

I.	Purpose of Plan

The Columbia Banking System, Inc. Deferred Compensation Plan (“Plan”) is intended to provide deferred compensation for the directors and a select group of senior management or highly compensated employees of the Company.

II.	Participants

The Plan Administrator (defined in Section XIV), in its sole and absolute discretion, shall select the individuals who are permitted to participate in the Plan (“Participants”). The Plan Administrator may only select Participants from among the directors and the senior management or highly compensated employees of the Company. No individual shall have a right (whether because of his position with the Company, his level of compensation or any other reason whatsoever) to be selected as a Participant.

III.	Election to Defer Compensation

A. Amount Deferred. A Participant may elect to defer a fixed dollar amount of Covered Compensation (defined in paragraph IV) earned by him in a year not to exceed fifty percent (50%) total contributions and not to be less than $5,000/year. A Participant may defer up to 100% of any bonus awarded. Notwithstanding anything in the immediately preceding sentence to the contrary, a Participant who is a director of the Company may elect to defer up to one hundred percent (100%) of his fees for acting as a director of the Company.

B. Deferral Agreement and Notice. An election to defer Covered Compensation earned by a Participant in a year shall be made by delivering to the Company a “Deferral Agreement and Notice” (see Attachment A) duly signed by the Participant. Such “Deferral Agreement and Notice” shall set forth the percentage or fixed dollar amount of

Covered Compensation that the Participant wishes to defer. A Participant may only defer Covered Compensation earned by him in a year if he delivers to the Company a “Deferral Agreement and Notice” electing to defer such Covered Compensation in December of the year immediately preceding the calendar year in which he earns such Covered Compensation. In the case of new hires, a Participant may defer Covered Compensation earned by him in the calendar year by delivering to the Company a “Deferral Agreement and Notice” electing to defer such Covered Compensation at least sixty (60) before the first day of the month in which such Covered Compensation is earned.

IV.	Covered Compensation

As used herein, “Covered Compensation” means all cash compensation (including, but not limited to annual salary, bonuses, fees or retainers) earned by an employee or director of the Company for services performed, in such capacity, for the Company.

V.	Deferred Compensation Accounts and Funding

A. Deferred Compensation Account. The Company shall credit amounts deferred by a Participant under Section III of this Plan by an entry to an account that shall be maintained for such Participant on its books. Such account shall be called the “Deferred Compensation Account” (“DCA”). In addition, the Company shall credit interest to the DCA, as provided in Section VI.

B. Plan Un-funded. The Plan is intended to be un-funded for federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time. All monies used to pay amounts credited to the DCA maintained for a Participant shall come from the general funds of the Company. A Participant is an unsecured general creditor of the Company with respect to a DCA maintained for the Participant and shall have no interest, rights or priority in any specific assets of the Company by reason of this Plan. The Company shall not be required to transfer monies to a separate account, create a separate fund, purchase life insurance or annuity contracts, or make other arrangements to fund its liabilities with respect to a DCA maintained for a Participant or any other obligations it may have under the Plan.

C. Informal Funding. If the Company, in its sole and absolute discretion, chooses to transfer monies to a separate account, create a separate fund, purchase life insurance or annuity contracts, or make other arrangements to fund its liabilities with respect to a DCA maintained for a Participant or any other obligations it may have under the Plan, then any such separate account, separate fund, life insurance or annuity contracts, or other arrangements shall remain solely the asset of the Company, subject to the claims of its unsecured general creditors; and a Participant shall have no interest, rights or priority therein, except as an unsecured general creditor.

VI.	Interest Credits to the Deferred Compensation Account

A. Interest Crediting Rate. At the time of adoption of the Plan, the agreed upon interest rate shall be equal to the three month LIBOR rate plus 3.58%. The Plan Administrator shall annually review the calculation of the rate of interest that will be applied to DCAs (the “Interest Crediting Rate”) for appropriateness. The Interest Crediting Rate shall be adjusted quarterly for fluctuations in the three-month LIBOR rate. Plan participants will be notified of any adjustments to the Interest Crediting Rate.

B. Crediting Interest to DCA. On the last date of each month, the DCA maintained for each Participant shall be credited with an amount equal to the product of (i) one-twelfth (1/12th) of the Interest Crediting Rate for the quarter in which such month occurs, times (ii) the average balance in the DCA for that month. The amount so credited shall be treated as a part of the credit balance of the DCA for all purposes of this Plan. As used herein, the average balance in a DCA for a month shall be equal to the quotient determined by dividing (i) the sum of the credit balance in the DCA at the close of business each day in the calendar month, by (ii) the number of days in such month.

VII.	Plan Distributions

A. Definitions. As used herein, the following capitalized terms shall have the meanings given below:

1. “Cause” means gross negligence, dishonesty, fraud, unauthorized use or disclosure of confidential information or trade secrets or other willful misconduct (including, without limitation, conviction for a felony) that harms or could harm the financial condition, business or reputation of the Company.

2. “Designated Beneficiary” means (i) a person that Participant designates on the “Designated Beneficiary Notice” (see Attachment B) as the person entitled to receive, upon Participant’s death, the distributions that would otherwise be made under the Plan to Participant, or (ii) in the absence of a person so designated by Participant, Participant’s estate.

3. “Disabled” means termination of Participant’s services or employment with the Company because Participant has become disabled, within the meaning of (i) any long-term disability policy maintained by the Company that covers the Participant who is affected, or (ii) Section 22(e)(3) of the U.S. Internal Revenue Code of 1986, if the Company does not maintain such a policy.

4. “Retire” means termination of Participant’s services or employment with the Company, but only if, at the time of such termination, Participant has satisfied all of the following conditions: (i) Participant has attained the age of fifty-five (55), (ii) Participant has completed ten (10) years of service as a director and/or employee of the Company, and (ii) Participant’s services or employment with the Company does not terminate for Cause.

B. Distribution Election Notice. At the time a Participant first makes an election to defer Covered Compensation, he shall deliver to the Company a signed “Distribution Election Notice” (see Attachment C) in which he shall elect to receive distributions of the credit balance in his DCA in the form of either a single lump-sum payment or monthly installment payments over a period not to exceed one hundred twenty (120) months. A Participant may change such election from time to time; provided, however, that if a “Distribution Election Notice” is delivered to the Company less than twelve (12) calendar months before the month in which distributions begin, such notice shall not be effective and the Company shall instead treat the “Distribution Election Notice” that was last delivered to the Company before such twelve (12) calendar month period as the effective notice.

C. Distributions Upon Retirement or Disability. The Company shall distribute the credit balance in a DCA maintained for a Participant at the time he Retires or becomes Disabled as either a single lump-sum or monthly installment payments, as elected by the Participant. If the Participant has elected a single lump-sum distribution, such distribution shall be made within ninety (90) days after the date that a Participant Retires or becomes Disabled. If the Participant has elected monthly installment payments, such distribution shall be made on the first day of each month, beginning with the first day of the third month following the month in which a Participant Retires or becomes Disabled and continuing until the full amount of the DCA maintained for the Participant has been distributed. Until such DCA has been distributed in full, interest shall continue to be credited to the DCA, as provided in Section VI. The monthly installment payments shall be in as nearly equal amounts as possible. Notwithstanding any contrary provisions of the Plan, if Participant dies after monthly installment payments of the credit balance in the DCA maintained for him have begun, then the remaining credit balance in the DCA shall be distributed to his Designated Beneficiary in a single lump-sum within thirty (30) days after the Company receives notice that Participant has died.

D. Lump Sum Distributions Upon Termination of Employment Other Than Because of Death, Disability, or Retirement or if DCA is Less Than $25,000. Notwithstanding a Participant’s election to receive a distribution of the credit balance in the DCA maintained for him in the form of monthly installment payments, such credit balance shall be distributed to the Participant in a single lump-sum within ninety (90) days after the date on which he terminates his services or employment with the Company, if (i) such termination of services or employment is for any reason other than because he Retires or becomes Disabled, or (ii) if the credit balance of the DCA maintained for him does not exceed twenty-five thousand dollars ($25,000). If a Participant’s services or employment with the Company is terminated because of his death, the credit balance in the Participant’s DCA shall be distributed to his Designated Beneficiary.

VIII.	Change of Control

In the event of a “change in control” of the Company, the Company may, in its sole discretion, establish, on or before the effective date of such change in control, a trust or trusts (“Trust”) to which the Company shall transfer assets in an amount sufficient to satisfy its obligations under the Plan. Such Trust shall comply with applicable Treasury regulations and rulings in order to qualify as a “rabbi trust.” The principal of the Trust, and any earnings thereon, shall be held separate and apart from the other assets of the Company and used to discharge of the Company’s obligations under the Plan; provided, however, that such principal and earnings shall continue to be subject to, and may also be used to satisfy, the claims of the unsecured general creditors of the Company. The term “change in control” shall mean the occurrence of (i) a merger or consolidation in which the Company I s not the continuing or surviving entity or pursuant to which the issued and outstanding shares of common stock of the Company are converted into cash, securities or other property, other than a merger of the Company in which the holders of issued and outstanding shares of the common stock of the Company immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (ii) the acquisition of shares of the Company’s issued and outstanding common stock in a single or a series of related transactions. If immediately thereafter persons who owned shares of such common stock immediately before such acquisition do not own more than fifty percent (50%) of the combined voting power of the Company immediately after such acquisition, or (iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company.

IX.	Effect on Other Company Benefit Plans

Nothing contained in this Agreement shall affect the right of a Participant to participate in or, be covered by, any other qualified or nonqualified pension, profit sharing, bonus, supplemental compensation or fringe benefit plans maintained by the Company.

X.	Assignment or Pledge

Except to the extent required by law, a Participant’s rights to any amounts credited to a DCA maintained for the Participant, or to receive any payments under the Plan (i) may not be sold, exchanged, transferred, assigned, pledged, hypothecated, encumbered or otherwise conveyed by Participant, (ii) shall not be subject to levy or seizure for the payments of any debts, liabilities or obligations of a Participant (including, without limitation, judgments against, and child support, alimony or separate maintenance obligations of, a Participant) of a Participant, and (iii) shall not be transferable in the event of the bankruptcy or insolvency of a Participant, to the fullest extent permitted by law.

XI.	Employment

This Plan shall not (i) expand or restrict any rights or obligations created under an employment agreement by and between the Company and a Participant, (ii) create specific employment rights in a Participant, (iii) limit the right of the Company to terminate a Participant’s services or employment with the Company at any time and for any reason whatsoever, or (iv) limit the right of a Participant to terminate his services or employment with the Company at any time and for any reason whatsoever.

XII.	Applicable State Law

This Plan shall be construed and interpreted in accordance with the laws of the State of Washington

XIII.	Amendment and Termination of Plan

A. General. The Company shall have the right, in its sole and absolute discretion, to amend or to terminate the Plan at any time; provided, however, that any such amendment or termination shall not reduce the credit balance in a Participant’s DCA at the time of the amendment or termination or affect the Company’s obligation to distribute to Participant the amount of such credit balance, as provided in the Plan. In the event the Plan is terminated, no additional Covered Compensation shall be deferred.

B. Election to Distribute on Termination. Notwithstanding any contrary provisions contained herein, at any time after the Company terminates the Plan, it may, in its sole and absolute discretion, distribute the credit balance in a Participant’s DCA as provided in this Section XIII.B. Any such distribution shall be made in accordance with the following schedule:

1. If the credit balance in a Participant’s DCA on the date the Company first makes a distribution under this Section XIII.B.1 is not more than twenty-five thousand dollars ($25,000), then the entire credit balance in the Participant’s DCA shall be distributed in a single lump-sum payment as soon as it is administratively practicable for the Company to do so;

2. If the credit balance in a Participant’s DCA on the date the Company first makes a distribution under this Section XIII.B.2 is more than twenty-five thousand dollars ($25,000), but not more than one hundred thousand dollars ($100,000), then

(i)	One-third (1/3) of the credit balance at such time shall be distributed as soon as it is administratively practicable for the Company to do so;

(ii)	One-half (1/2) of the credit balance on the first anniversary date immediately following the date of the first distribution shall be distributed as soon as it is administratively practicable, after such first anniversary date, for the Company to do so; and

(iii)	The entire credit balance on the second anniversary date immediately following the date of the first distribution shall be distributed as soon as it is administratively practicable, after such second anniversary date, for the Company to do so.

3. If the credit balance in a Participant’s DCA on the date the Company first makes a distribution under this Section XIII.B.3 is more than one hundred thousand dollars ($100,000), then

(i) One-fifth (1/5) of the credit balance at such time shall be distributed as soon as it is administratively practicable for the Company to do so;

(ii) One-fourth (1/4) of the credit balance on the first anniversary date immediately following the date of the first distribution shall be distributed as soon as it is administratively practicable, after such first anniversary date, for the Company to do so;

(iii) One-third (1/3) of the credit balance on the second anniversary date immediately following the date of the first distribution shall be distributed as soon as it is administratively practicable, after such second anniversary date, for the Company to do so;

(iv) One-half (1/2) of the credit balance on the third anniversary date immediately following the date of the first distribution shall be distributed as soon as it is administratively practicable, after such third anniversary date, for the Company to do so; and

(v) The entire credit balance on the fourth anniversary date immediately following the date of the first distribution shall be distributed as soon as it is administratively practicable, after such fourth anniversary date, for the Company to do so.

4. Until the entire credit balance of a Participant’s DCA has been distributed, the DCE shall continue to be credited, as provided in Section VI, with interest at the Interest Crediting Rate in effect at the time the Plan is terminated.

XIV.	Miscellaneous

A. Plan Administrator. The Plan shall be administered by the board of directors of the Company (“Board”) or a committee appointed by the Board that shall consist of at least three (3), but less than all, members of the Board. In its sole and absolute discretion, the Board may, from time to time, change the composition of a committee appointed by it to administer the Plan or dismiss such committee and assume sole responsibility for administering the Plan. The person administering the Plan, as provided in this Section XIV, shall be referred to as the “Plan Administrator.” The Plan Administrator may employ such advisors and delegate to other persons such responsibilities relating to the Plan as it deems necessary or advisable.

B. Interpretation of Plan. The Plan Administrator shall have the sole and absolute discretion to interpret the Plan and any agreements entered into in connection therewith, and its interpretation shall be final and binding on all persons. In addition, the Plan Administrator may supply such missing terms to the Plan as it deems reasonably necessary to carry out is purpose.

C. Relationship of Participant, Plan and Company. Nothing contained in this Plan shall be deemed to create a trust relationship between or among a Participant, the Company and the Plan.

D. Statements. Statements detailing a participant’s contributions to the 401 Plus Plan will be provided on a yearly basis beginning after the first quarter subsequent to implementation of this Plan.

E. Hardship Withdrawals. The Plan is intended to help you put aside money for your retirement. However, if you have an immediate financial need created by severe hardship and you lack other reasonably available resources to meet that need, you may be eligible to receive a hardship withdrawal from a portion of your account. A hardship can included:

•	Purchasing your principle residence

•	Paying for your, your spouse’s or your child’s college education

•	Paying for certain medical expenses

•	Preventing eviction from or foreclosure on your principle residence

Following a hardship withdrawal, you must wait until the next open enrollment period or a minimum of six months before you can again make election deferrals.

It is important to seek financial advice prior to taking a hardship withdrawal form the 401 Plus Plan due to possible tax ramifications involved.

F. Use of Certain Terms. As required by the context, (i) masculine, feminine and neuter nouns used in the Plan may be substituted for nouns of another gender, and (ii) singular and plural nouns and verbs used in the Plan may be substituted for nouns or verbs of another number. All references in the Plan to “year” shall be deemed a reference to the calendar year.

XV.	401(k) Make-up Contributions.

A. General. At such times as the Company makes non-elective contributions and/or matching contributions with respect to a year (“Plan Year”) of the qualified 401(k) plan adopted, sponsored or maintained by it for the benefit of its employees, it shall credit to the Deferred Compensation Account of each Participant an amount equal to the excess of (i) the amount that it would have contributed on behalf of the Participant to the qualified 401(k) plan as a non-elective contribution and matching contribution for such Plan Year, if the Participant had not elected to defer compensation under the Plan (“Maximum Contribution”), over (ii) the amount that it in fact contributes on behalf of the Participant to the qualified 401(k) plan as a non-elective contribution and matching contribution for such Plan Year.

B. Maximum Contribution. For purposes of this Section XV, the Maximum Contribution shall be determined by assuming that:

(i) The Participant does not elect to defer compensation under the Plan;

(ii) The compensation that the Participant in fact defers under the Plan is instead paid to Participant in the Plan Year; and

(iii) After giving effect to clauses (i) and (ii) above, Participant elects to make the maximum elective deferrals that he or she is permitted to make under the Plan for the Plan Year (including “catch-up” contributions under Section 414(v) of the U.S. Internal Revenue Code of 1986, as amended).

C. Limitation. Paragraph A of this Section XV shall not apply in the case of matching contributions, unless Participant makes the maximum elective deferrals that he or she is in fact permitted to make under the Plan for the Plan Year.

D. Application of Other Provisions. Amounts credited to the Deferred Compensation Account of a Participant under paragraph A of this Section XV shall be treated as, and subject to the provisions of the Plan in the same manner as, amounts credited to the Deferred Compensation Account of a Participant under paragraph A of Section V (including, without limitation, for purposes of crediting interest at the Interest Crediting Rate).

Date: February 23, 2004	By:	/s/ Kristy W. House
Kristy W. House
Its: Corporate Secretary

ATTACHMENT A

DEFERRAL AGREEMENT AND NOTICE

The undersigned, a Participant in the Columbia Banking System, Inc. Deferred Compensation Plan (“Plan”), hereby elects to defer the following compensation. ($5,000 minimum per year per Plan document, select flat dollar amount for salary and percentage for bonus):

$                     ; (not to exceed 50%) of my salary

and/or                     %; (not to exceed 100%) of my bonus earned in 2004, paid in 2005 included in Covered Compensation (see Section IV of the Plan) for the calendar year 2004 pursuant to the Deferred Compensation Plan. The Participant agrees to be bound by all terms and conditions of the Plan.

Participant	Date

Acknowledged:

Columbia Banking System, Inc.

Tex Whitney	Date

401 PLUS PLAN

ATTACHMENT B

BENEFICIARY DESIGNATION

I.	PRIMARY DESIGNATION

(You may refer to the beneficiary designation information prior to completion of this form.)

A.	Person(s) as a Primary Designation:

(Please indicate the percentage for each beneficiary.)

Name                                                                                   Relationship                                                      /             %

Address:                                                                                                                                                                                                         (Street)                                              (City)                         (State)                             (Zip)

Name                                                                                   Relationship                                                      /             %

Address:                                                                                                                                                                                                         (Street)                                              (City)                         (State)                             (Zip)

Name                                                                                   Relationship                                                      /             %

Address:                                                                                                                                                                                                         (Street)                                              (City)                         (State)                             (Zip)

Name                                                                                   Relationship                                                      /             %

Address:                                                                                                                                                                                                         (Street)                                              (City)                         (State)                             (Zip)

B.	Estate as a Primary Designation:

My Primary Beneficiary is The Estate of                                                                   as set forth in the last will and testament dated the              day of                     ,          and any codicils thereto.

C.	Trust as a Primary Designation:

Name of the Trust:

Execution Date of the Trust:              /              /

Name of the Trustee:

Beneficiary(ies) of the Trust (please indicate the percentage for each beneficiary):

II.	SECONDARY (CONTINGENT) DESIGNATION

A.	Person(s) as a Secondary (Contingent) Designation:

(Please indicate the percentage for each beneficiary.)

Name                                                                                   Relationship                                                      /             %

Address:                                                                                                                                                                                                         (Street)                                              (City)                         (State)                             (Zip)

Name                                                                                   Relationship                                                      /             %

Address:                                                                                                                                                                                                         (Street)                                              (City)                         (State)                             (Zip)

Name                                                                                   Relationship                                                      /             %

Address:                                                                                                                                                                                                         (Street)                                              (City)                         (State)                             (Zip)

Name                                                                                   Relationship                                                      /             %

Address:                                                                                                                                                                                                         (Street)                                              (City)                         (State)                             (Zip)

B.	Estate as a Secondary (Contingent) Designation:

My Secondary Beneficiary is The Estate of                                                                   as set forth in my last will and testament dated the              day of                 ,              and any codicils thereto.

C.	Trust as a Secondary (Contingent) Designation:

Name of the Trust:

Execution Date of the Trust:              /              /

Name of the Trustee:

Beneficiary(ies) of the Trust (please indicate the percentage for each beneficiary):

All sums payable under this Beneficiary Designation by reason of my death shall be paid to the Primary Beneficiary(ies), if he or she survives me, and if no Primary Beneficiary(ies) shall survive me, then to the Secondary (Contingent) Beneficiary(ies). This beneficiary designation is valid until the Executive participant notifies the Company in writing of a change.

Executive	Date

ATTACHMENT C

DISTRIBUTION ELECTION NOTICE

Pursuant to the provisions of the Deferred Compensation Plan, I hereby elect to have any amounts credited to my Deferred Compensation Account distributed to me as designated below:

☐	Single lump sum within ninety (90) days following the termination of my employment.

☐	In equal monthly installments paid over months (insert number of months, not to exceed 120).

I understand that if I should choose to change my designation election for distribution under the Plan, I will do so at least twelve months prior to my effective retirement date.

Participant	Date

Acknowledged:

Columbia Banking System, Inc.

Tex Whitney	Date